                                                                   EXHIBIT 10.12



                           LOAN AND SECURITY AGREEMENT

Agreement No. ________                                  Dated as of May 20, 1999

                                     between

                           MMC/GATX PARTNERSHIP NO. I
                             Four Embarcadero Center
                                   Suite 2200
                             San Francisco, CA 94111

                                    as Lender

                                       and

                                 PACKETEER INC.
                             a Delaware corporation
                          10495 North DeAnza Boulevard
                           Cupertino, California 95014

                                   as Borrower



                            CREDIT AMOUNT: $2,500,000



        Treasury Note Maturity:    12     months

        Loan Margin:     766    basis points

        Commitment Termination Date: May 28, 1999

        The defined terms and information set forth on this cover page are a part of the LOAN AND SECURITY AGREEMENT, dated as of the date first written above (this "Agreement"), entered into by and between MMC/GATX PARTNERSHIP NO. I ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:

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                                        I

                                 INTERPRETATION

        1.01. Certain Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

        "Applicable Premium" shall mean an amount equal to the greater of (i) zero and (ii) the excess of (x) the sum of the present values, at the date of prepayment of the amount of each remaining scheduled payment of interest on and principal on the Loan, or portion of such payment, which will not be required to be made as a result of such prepayment (each such payment an "Amount Payable") (each such Amount Payable discounted separately at the Treasury Rate, determined on the date three (3) Business Days before the date of prepayment, compounded monthly, from the date such Amount Payable would be due), over (y) the principal amount of such Note to be prepaid. The "Treasury Rate" shall be the yield (as quoted in The Wall Street Journal on the date which is three (3) Business Days prior to the date of prepayment) on U.S. Treasury securities adjusted to a constant maturity equal to the then remaining number of full months to maturity of the Note.

         "Borrower's Home State" shall mean the state in which Borrower's principal place of business is located.

        "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California, Illinois or Borrower's Home State or other day on which banking institutions are authorized or obligated to close in California, Illinois or Borrower's Home State.

        "Claim" has the meaning given to that term in Section 10.03.

        "Collateral" has the meaning given to that term in Section 5.01(a).

        "Commitment Fee" has the meaning given to that term in Section 2.04.

        "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

        "Credit Amount" shall mean the maximum amount that Lender is committed to lend (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

        "Current Assets" shall mean the aggregate amount of all of the consolidated assets of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current assets.

        "Current Liabilities" shall mean the aggregate amount of all of the consolidated liabilities of Borrower and its Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current liabilities.

        "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.



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        "Default Rate" shall mean the per annum rate of interest equal to the higher of (i) 18% or (ii) the Prime Rate plus 6%, but such rate shall in no event be more than the highest rate permitted by applicable law.

        "Disclosure Schedule" has the meaning set forth in the definition of the term "Permitted Liens."

        "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

        "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

        "Event of Default" has the meaning given to that term in Section 9.01.

        "Funding Date" shall mean the date on which the Loan is made to or on account of Borrower under this Agreement.

        "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

        "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local governmental authority.

        "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

        "Intellectual Property" shall mean all of Borrower's right, title and interest in and to patents, patent rights (and applications therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.



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         "Lien" shall mean any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any Person.

        "Loan" shall mean the loan advanced by Lender to Borrower under this Agreement.

        "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

        "Loan Rate" shall mean, with respect to the Loan, the per annum rate of interest (based on a year of twelve 30 day months) equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date the applicable Note is prepared, plus (b) the Loan Margin.

        "Note" shall mean the secured promissory note of Borrower substantially in the form of Exhibit A.

        "Obligations" has the meaning given to that term in Section 5.01.

        "Operative Documents" shall mean this Agreement, the Note, the Warrant and Consent(s) and all other documents, instruments and agreements executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

        "Payment Date" means the last Business Day of each calendar month.

        "Permitted Indebtedness" shall mean and include:

               (a) Indebtedness of Borrower to Lender;

               (b) Indebtedness of Borrower secured by Liens permitted under clause (e) of the definition of Permitted Liens;

               (c) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

               (d) Indebtedness existing on the date hereof and set forth on the Disclosure Schedule;

               (e) Subordinated Indebtedness; and

               (f) Other Indebtedness of Borrower not exceeding One Hundred Thousand Dollars ($100,000) at any time.

        "Permitted Investments" shall mean and include:

               (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

               (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; and



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               (c) Investments in open market commercial paper rated at least
"A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

               (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

               (e) Investments consisting of deposit accounts of Borrower in which Lender has a perfected security interest; and

               (f) Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

        "Permitted Liens" shall mean (a) the Lien created by this Agreement, (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower), (c) Liens identified on the disclosure schedule attached hereto as Schedule 2 ("Disclosure Schedule"), (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower, (e) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities, (f) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, and (g) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and licenses, Liens or similar arrangements entered into in connection with joint ventures and corporate collaborations.

        "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

        "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by Bank of America NT & SA (or its successor) as its reference rate, but such rate shall in no event be more than the highest interest rate permitted by applicable law.

        "Subordinated Indebtedness" shall mean Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lender in its sole discretion.



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        "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

        "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative Documents.

        "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

        "Warrant" shall mean a warrant to purchase securities of Borrower substantially in the form of Exhibit B.

        1.02. Headings. Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

        1.03. Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

        1.04. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

        1.05. Entire Agreement. This Agreement, together with the terms set forth in each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lender and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters.

        1.06. Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.



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                                       II

                                   THE CREDIT

        2.01.  Credit Facility.

               (a) Commitment. On the terms and subject to the conditions hereof and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to make a Loan in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000).

               (b) Loan Interest Rate. Borrower shall pay interest on the unpaid principal amount of the Loan from the date of the Loan until the Loan is paid in full, at a per annum rate of interest equal to the Loan Rate determined in accordance with the definition of Loan Rate. The Loan Rate applicable to the Loan shall not be subject to change in the absence of manifest error. All computations of interest on the Loan shall be based on a year of twelve 30 day months. If Borrower pays interest on any Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

               (c) Payments of Principal and Interest. Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan on each Payment Date, commencing June 30, 1999 through and including April 30, 2000. On May 31, 2000, Borrower shall make a final payment equal to the entire outstanding principal amount of the Loan, plus accrued and unpaid interest.

        2.02.  Use of Proceeds; the Loan and the Note; Disbursement.

               (a) Use of Proceeds. The proceeds of the Loan shall be used solely for working capital or general corporate purposes of Borrower.

               (b) The Loan and the Note. The obligation of Borrower to repay the unpaid principal amount of and interest on the Loan shall be evidenced by the Note. Lender may, and is hereby authorized by Borrower to, endorse on a grid annexed to the Note appropriate notations regarding the Loan; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note.

               (c) Disbursement. Subject to the satisfaction of the conditions set forth in this Agreement, Lender shall disburse such Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower.

               (d) Termination of Commitment to Lend. Notwithstanding anything to the contrary in the Operative Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) the occurrence of any Event of Default hereunder, and (ii) the Commitment Termination Date.

               (e) Optional Prepayment with Premium. Upon three (3) Business Days' prior written notice to Lender, Borrower may, at its option, at any time, prepay the Loan in its entirety, at a prepayment price equal to the principal amount of the Loan so to be prepaid, plus interest accrued thereon through and



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including the date of such prepayment, plus a premium equal to the Applicable
Premium. If an Event of Default occurs and is continuing, and Lender exercises its right under Section 9.02 to accelerate the Loan, Borrower expressly agrees that the amount then due and payable shall include the Applicable Premium as of the date of such acceleration.

        2.03.  Other Payment Terms.

               (a) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States, in immediately available funds, at the address for payments and in the manner specified in Section 10.05(b).

               (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (including principal or interest payable on the Loan, any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate, such rate to change from time to time as the Prime Rate shall change. All computations of such interest at the Default Rate shall be based on a year of twelve 30 day months.

        2.04. Commitment Fee. Lender has received a commitment fee from Borrower in the amount of $25,000 (the "Commitment Fee"). Any portion of the Commitment Fee not utilized to pay Lender's expenses in connection with the negotiation, documentation and funding of the Loan will be applied by Lender to amounts due under the Note in the order in which such amounts are due. If the Loan is not made, any remaining balance of the Commitment Fee shall be retained by Lender.


                                       III

                         REPRESENTATIONS AND WARRANTIES

        3.01. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower makes the following representations and warranties to Lender as of the date hereof and again on the Funding Date:

               (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in Borrower's Home State.

               (b) Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents and to perform the terms hereof and thereof. Borrower has



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all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

               (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or the bylaws of Borrower or, to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

               (d) Title to Properties. Borrower has good and marketable title to the Collateral, free and clear of all Liens, other than Permitted Liens. Borrower has title and ownership of, or is licensed under, all Intellectual Property, with no known infringement of the rights of others. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower. Borrower does not own any right, title or interest in or to any real property or motor vehicles.

               (e) Authorization, Governmental Approvals, etc. The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrant, the issuance of the securities into which the Warrant is exercisable, the issuance of any securities into which the securities issuable upon exercise of the Warrant are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Operative Document, or (iii) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrant. The Operative Documents have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

               (f) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

               (g) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral



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granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any other Permitted Lien existing on the date of this Agreement may create any priority to Lender's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights in the Collateral of all other creditors of Borrower (except to the extent of such Permitted Liens).

               (h) Executive Offices. The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth on the cover page of this Agreement.

               (i) Solvency, Etc. Borrower is Solvent (as defined below) and, after the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

               (j) Catastrophic Events; Labor Disputes. None of Borrower or its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

               (k) No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since December 31, 1996.

               (l) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to Lender by or on behalf of Borrower in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Lender recognizes that all financial projections furnished to the Lender by or on behalf of Borrower in connection with the Operative Documents or the transactions contemplated thereby are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected or forecasted results.



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

               (m) Certain Agreements of Officers, Employees and Consultants.
(i) No officer, employee or consultant of Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to the best of Borrower's knowledge, after due inquiry, the continued employment of Borrower's officers, employees and consultants do not subject Borrower to any liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant. (ii) To the knowledge of Borrower, no officers of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Borrower.

                                       IV

                             REPORTING REQUIREMENTS

        4.01. Furnishing Reports. Borrower shall furnish to Lender:

               (a) Financial Statements. So long as Borrower is not subject to the reporting requirements of Section 12 or Section 15 of the Securities and Exchange Act of 1934, as amended, promptly as they are available, unaudited monthly and audited annual financial statements of Borrower and such other financial information as Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) not later than three (3) days after the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) not later than three days after the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q.

               (b) Notice of Defaults. As soon as possible, and in any event within five (5) Business Days after the discovery of a Default or Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

                                        V

                           GRANT OF SECURITY INTEREST
                     GENERAL PROVISIONS CONCERNING SECURITY

        5.01. Grant of Security Interest. Borrower, in order to secure the payment of the principal and interest with respect to the Loan made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents, including fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lender and its successors and assigns, a security interest in and to the following property (collectively, the "Collateral"): All right, title, interest, claims and demands of Borrower in and to:

               (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

               (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

               (c) All contract rights and general intangibles, including Intellectual Property, now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

               (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

               (e) All documents, cash, deposit accounts, letters of credit, certificates of deposit, instruments, chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower's books relating to the foregoing; and

               (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments.

        5.02. Duration of Security Interest. Lender's security interest in the Collateral shall continue until the payment in full of all payment Obligations, whereupon such security interest shall terminate. Lender, upon payment in full of all payment Obligations, shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

        5.03. Possession of Collateral. Except as set forth in Section 5.04, so long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

        5.04 Location of Collateral. The Collateral is and shall remain in the possession of Borrower at Borrower's address stated on the cover page of this Agreement.

        5.05 Lien Subordination. Lender agrees that the Liens granted to it hereunder shall be subordinate to the Liens of Silicon Valley Bank and Comdisco, Inc. with respect to the Indebtedness specified in the Disclosure Schedule; provided, that the Obligations hereunder shall not be subordinate in right of payment to any obligations to such parties and Lender's rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such parties. Lender agrees to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this Section 5.05 and are reasonably acceptable to Lender. Lender shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lender which are less favorable to Lender than those described in this Section 5.05.

                                       VI

                              AFFIRMATIVE COVENANTS

        6.01.  Affirmative Covenants.

               (a) Payment of Taxes, etc. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

               (b) Inspection Rights. Borrower shall, at any reasonable time and from time to time, permit Lender or any of its agents or representatives to inspect the Collateral, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors relating in each case to Lender's capacity as lender and secured party hereunder and with respect to the Collateral.

               (c) Maintenance of Equipment and Similar Assets. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Lender. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Lender has any security interest in any residual Borrower's interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

               (d) Insurance. (i) Borrower shall, obtain and maintain for the Term, at its own expense, (x) "all risk" insurance against loss or damage to the Collateral, (y) commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender, and (z) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lender (as to carriers, amounts and otherwise). The amount of the "all risk" insurance shall be determined to Lender's reasonable satisfaction. (ii) The deductible with respect to "all-risk" insurance required by clause (x) above and product liability insurance required by clause (y) above shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required by clause (y) above shall be at least $5,000,000 per occurrence. The amount of the products liability and completed operations insurance required by clause (y) above shall be at least $5,000,000 per occurrence. Each "all risk" policy shall: (x) name Lender as loss payee, (y) provide for each insurer's waiver of its right of subrogation against Lender, and (z) provide that such insurance (A) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (B) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (w) name Lender as an additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage) and (x) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies shall (y) provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (z) shall contain a clause requiring the insurer to give Lender at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). Borrower shall on or prior to the first Funding Date and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect.


                                       VII

                        NEGATIVE AND FINANCIAL COVENANTS

        7.01. Negative Covenants. So long as the Obligations remain outstanding, Borrower shall not:

               (a) Name; Location of Chief Executive Office and Collateral. Without thirty (30) days prior written notice to Lender, change its chief executive office or principal place of business or remove or cause to be removed from the location set forth on the cover page hereof or move any Collateral to a location other than that set forth on the cover page hereof.

               (b) Liens on Collateral. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

               (c) Dispositions of Collateral or Intellectual Property. Convey, sell, offer to sell, lease, transfer, exchange or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person, other than: (i) transfers of inventory in the ordinary course of business; (ii) transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business; or (iii) transfers of worn-out or obsolete equipment. It is expressly agreed and understood that the ordinary course of Borrower's business includes entering into agreements and arrangements with third parties for research, development, manufacturing, sale or marketing of products and the licensing of Intellectual Property in connection with such agreements and arrangements.

               (d) Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases by cancellation of indebtedness pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed $100,000); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that Borrower may pay dividends payable solely in Common Stock.

               (e) Mergers or Acquisitions. Merge or consolidate with or into any other Person or acquire or all or substantially all of the capital stock or assets of another Person.

               (f) Transactions With Affiliates. Enter into any contractual obligation with any affiliate or engage in any other transaction with any affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with unaffiliated Persons.

               (g) Maintenance of Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except (i) accounts located at Silicon Valley Bank and (ii) other accounts with respect to which Lender takes such action as it deems necessary to obtain a perfected security interest in such account.

               (h) Indebtedness Payments. Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Loan Agreement or the Note) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

               (i) Subsidiaries. Without the prior written consent of Lender, form any Subsidiary.

               (j) Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

               (k) Investments. Make any Investment except for Permitted Investments.


                                      VIII

                              CONDITIONS PRECEDENT

        8.01. Closing. At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lender the items set forth in Part I of Schedule 3.

        8.02. Other Conditions. The obligation of Lender to make the Loan shall be subject to the execution and/or delivery to Lender of each of the items set forth in Part I of Schedule 3 and the satisfaction of by Borrower of each condition set forth in Part II of Schedule 3.

        8.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Loan, if the Loan is advanced. Borrower expressly agrees that the extension of the Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.



                                       IX

                              DEFAULT AND REMEDIES

        9.01. Events of Default. An "Event of Default" shall mean the occurrence of one or more of the following described events:

               (a) Borrower shall (i) default in the payment of principal of or interest on the Loan when the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for five (5) days after receipt of written notice from Lender that the same is due; or

               (b) Borrower shall breach any provision of Section 7.01, Section
7.02 or Section 6.01(d); or

               (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in, Section 9.01(a) or Section 9.01(b)) contained in any Operative Document (other than the Warrant) and Borrower shall fail to cure within thirty (30) days after receipt of written notice from Lender any default in the performance of any such covenant, agreement or obligation contained therein; or

               (d) Borrower shall have breached the terms of the Warrant; or

               (e) Any representation or warranty made herein or on the Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

               (f) Any Operative Document shall in any material respect cease to be, or Borrower shall assert that any Operative Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or

               (g) A default shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness of Borrower in an amount in excess of One Hundred Thousand Dollars ($100,000); or

               (h) A proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

               (i) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

               (j) A final judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of Borrower) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty
(30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

        9.02.  Consequences of Event of Default.

               (a) If an Event of Default specified under any of clauses (a) through (g) or (j) of Section 9.01 shall occur and be continuing, Lender may (i) declare the Loan, together with interest thereon, plus the Applicable Premium and all other liabilities of Borrower hereunder and under the other Operative Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate its commitment to make the Loan and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by Lender to Borrower.

               (b) If an Event of Default specified under clause (h) or (i) of
Section 9.01 shall occur, then immediately and without notice (i) the Loan, together with interest thereon, plus the Applicable Premium, and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lender's commitment hereunder to make the Loan and any other commitment of Lender to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

        9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following:

               (a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold. In furtherance of Lender's rights hereunder, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder.

               (b) Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lender or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale.

               (c) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

        9.04. Waiver by Borrower. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

        9.05. Effect of Sale. Any sale, whether under any power of sale available to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

        9.06. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

               (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

               (b) Second, to the payment to Lender of the amount then owing or unpaid on the Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Note, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Obligations under the Note; such application to be made upon presentation of the Note, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid;

               (c) Third, to the payment of other amounts then payable to Lender under any of the Operative Documents; and

               (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

        9.07. Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.


                                        X

                                  MISCELLANEOUS

        10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

        10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

        10.03. Expenses; Indemnification. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Operative Documents. Borrower shall indemnify, reimburse and hold Lender, each of Lender's partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises of Borrower, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender for any liability incurred by Lender as a direct and sole result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.03. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

        10.04. Waivers. (a) Borrower shall give Lender written notice within one hundred eighty (180) days of obtaining knowledge of the occurrence of any claim or cause of action it believes it has, or may seek to assert to allege against Lender whether such claim is based in law or equity, arising under or related to this Agreement or any of the other Operative Documents or to the transactions contemplated hereby or thereby, or any act or omission to act by Lender with respect hereto or thereto, and that if it shall fail to give such notice to Lender with regard to any such claim or cause of action, Borrower shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator. (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

        10.05. Notices; Payments.

               (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

        Borrower:     At the address set forth on the cover page of this
                      Agreement.

        Lender:       MMC/GATX PARTNERSHIP NO. I
                      c/o GATX Capital Corporation
                      Four Embarcadero Center
                      Suite 2200
                      San Francisco, California  94111
                      Telephone No.:  415-955-3200
                      Telecopier No.:  415-955-3493
                      Attention:  Contract Administration

        with a copy of all financial information to:

                      MEIER MITCHELL & COMPANY
                      4 Orinda Way, Suite 200B Orinda,
                      California 94563

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

        (b) Unless Lender specifies otherwise in writing, all payments shall be made to:


                      GATX Capital Corporation, as Agent
                      c/o Nationsbank
                      Box 198592

                      Atlanta, Georgia 30384-8592
                      Ref: Packeteer Inc. Invoice #__

        10.06. Termination. This Agreement shall terminate at the end of the Term; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lender hereunder, it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lender under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

        10.07. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

        10.08. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of the Loan hereunder, the granting of security and the issuance of the Note.

        10.09. Governing Law. This Agreement, the other Operative Documents and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of California. Any action to enforce this Agreement against Borrower may be brought in California or, with regard to Collateral, may also be brought wherever such Collateral is located.

        10.10. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lender, all future holders of the Note, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents; provided that notwithstanding the sale of participations, Lender shall remain solely responsible for the performance of its obligations under this Agreement, Lender shall remain the holder of the Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with Lender in connection with this Agreement and the other Loan Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

        10.11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

        10.12. Further Assurances. Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

        10.13. Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Lender's reasonable opinion immediate action is necessary to preserve or protect the Collateral. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

        10.14 Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Lender shall not disclose such information to any third party (other than Lender's or Lender's partner's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of its remedies under this Agreement and the other Operative Agreements. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party' having a legal right to make such disclosure, or (d) is independently developed by Lender.



                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                        PACKETEER INC.



                                        By: /s/ David Yntema
                                            -------------------------------
                                        Name:  David Yntema

                                        Title: Chief Financial Officer and
                                               Secretary


                                        MMC/GATX PARTNERSHIP NO. I

                                        By:    GATX Capital Corporation,
                                               as general partner



                                        By: /s/ Patricia Leicher
                                            -------------------------------
                                        Name:  Patricia Leicher

                                        Title:  Senior Vice President

        SCHEDULES
        1      Funding Certificate
        2      Disclosure Schedule
        3      Conditions Precedent

        EXHIBITS
        A      Form of Secured Promissory Note
        B      Form of Warrant
        C      Form of Opinion of Counsel

                                   SCHEDULE 1



                               FUNDING CERTIFICATE

        The undersigned, , being the duly elected and acting ___________________ of PACKETEER INC., a Delaware corporation ("Borrower"), does hereby certify to MMC/GATX PARTNERSHIP NO. I, in connection with that certain Loan and Security Agreement dated as of May 20, 1999, (the "Loan Agreement"; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

        1. The representations and warranties made by Borrower in Article III of the Loan Agreement and in the other Operative Documents are true and correct as of the date hereof.

        2. No event or condition has occurred and is continuing that would constitute a Default or an Event of Default under the Loan Agreement or any other Operative Document.

        3. Borrower is in compliance with the covenants and requirements contained in Articles IV, VI and VII of the Loan Agreement.

        4. All conditions referred to in Article VIII of the Loan Agreement to the making of the Loan to be made on or about the date hereof been satisfied.

        5. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.

        Dated: May 21, 1999

                                        PACKETEER INC.



                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________

                                   SCHEDULE 2



                               DISCLOSURE SCHEDULE

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT



        PART I:

        At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lender:

        (a) The Warrant;

        (b) A favorable opinion of counsel for Borrower, dated as of the closing date, in the form attached hereto as Exhibit C;

        (c) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lender and its counsel;

        (d) Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, dated as of a recent date;

        (e) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

        (f) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant, the Note and the other Operative Documents;

        (g) Form UCC-1 Financing Statements, duly executed by Borrower, or other documents, and Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

        (h) Grants of Security Interest in Intellectual Property in the forms provided by Lender;

        (i) Notices of Security Interest to Depository Banks in the forms provided by Lender; and

        (j) All other documents as Lender shall have reasonably requested.

        PART II

        On or prior to the Funding Date of the Loan, each of the items set forth in Part I of this Schedule 3 shall have been delivered to Lender and the following conditions shall have been satisfied or waived by Lender:

        (a) Borrower shall have provided to Lender such documents, instruments and agreements as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to Article V;

        (b) No Event of Default or Default shall have occurred and be continuing;

        (c) Borrower shall have duly executed and delivered to Lender the Note;

        (d) In Lender's sole discretion, there shall not have occurred any material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, and there shall not have occurred since the date first written on the cover page of this Agreement any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender;

        (e) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party shall be true and correct in all material respects as if made on such Funding Date;

        (f) Each of the Operative Documents remains in full force and effect;
and

        (g) The Funding Date of the Loan shall not be later than the Commitment Termination Date.

                                    EXHIBIT A



                             SECURED PROMISSORY NOTE

$2,500,000                                                          May 21, 1999

        FOR VALUE RECEIVED, the undersigned, PACKETEER INC. ("Borrower"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. I, a California general partnership ("Lender") the principal amount of two million five hundred thousand dollars ($2,500,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

        Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is 12.76% per annum based on a year of twelve 30 day months. Accrued interest only on this Note shall be payable on the last Business Day of each calendar month, commencing on June 30, 1999 and continuing through and including April 30, 2000. On May 31, 2000, Borrower shall make a final payment equal to the entire outstanding principal amount of the Loan, plus accrued and unpaid interest.

        Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as follows: GATX Capital Corporation, P.O. Box 71316, Chicago, Illinois 60694, in immediately available funds. The Loan made by Lender to Borrower and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

        This Note is the Note referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of May 20, 1999, between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower in the principal amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

        Borrower may, at its option, prepay the Loan evidenced by this Note in its entirety at a prepayment price equal to the principal amount of the Loan so to be prepaid, plus interest accrued thereon through and including the date of such prepayment, plus the premium set forth in the Loan Agreement. If the maturity of the Loan is accelerated under the Loan Agreement, Borrower shall pay to Lender, in addition to principal, interest and all other amounts due with respect to the Loan, as liquidated damages for loss of Lender's benefit of the bargain and not as a penalty, an amount equal to the premium payable if the Loan were prepaid on the date of such acceleration.

         This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

        Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

        Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

        IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                        PACKETEER INC.



                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________

                  LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

                                    EXHIBIT B



                                     WARRANT

                                    EXHIBIT C



                           FORM OF OPINION OF COUNSEL



                                  May 20, 1999
MMC/GATX Partnership No. I
c/o GATX Capital Corporation, Agent
Four Embarcadero Center
Suite 2200
San Francisco, California 94111

Ladies and Gentlemen:

        We have acted as counsel for PACKETEER INC. (the "Borrower") in connection with (i) the execution of the Loan and Security Agreement of even date herewith (the "Loan") between Borrower and MMC/GATX Partnership No. I ("Lender"), (ii) the issuance of a warrant to purchase 45,000 shares of Borrower's Series D Preferred Stock (the "Warrant") and (iii) the transactions contemplated thereby. This opinion is being rendered to you pursuant to Section
8.01 of the Loan Agreement. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Loan Agreement.

        In connection with this opinion and our representation, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

        (i) The Loan Agreement;

        (ii) The Warrant and exhibits thereto dated as of May 20, 1999, issued by Borrower to Lender;

        (iii) The Note dated as of May 20, 1999;

        (iv) The Restated Certificate of Incorporation and the Bylaws of Borrower, each as in effect on the date hereof;

        (v) The certificate of an officer of Borrower as to certain factual matters ("Officer Certificate");

        (vi) Certificates issued by the Secretary of State of the State of Delaware dated _______________________, 1999, and the Secretary of State of the State of California, dated _________________________, 199_____, certifying the good standing of Borrower;

        (vi) Such other documents, records, and certificates as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.

        The Loan Agreement, the Note and the Warrant are hereinafter referred to as the "Transaction Documents."

        In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimile, telecopied or photostatic copies thereof. As to certain matters of fact material to our opinion, we have relied upon the Officer Certificate and upon your representations in the Transaction Documents.

        As used in this opinion, the expression "to the best of our knowledge," means the actual present knowledge or belief of those attorneys in our firm who have or who are currently representing Borrower. We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no inference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm's representation of Borrower in connection with the Transaction Documents.

        Based upon and subject to the foregoing and subject to the qualifications contained herein, we are of the opinion that:

         (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in the State of California.

        (b) Borrower has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents and to issue the Warrant. All action on the part of Borrower, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Borrower.

        (c) The execution, delivery and performance of the Transaction Documents do not conflict with or violate any provision of Borrower's Restated [Certificate] [Articles] of Incorporation or Bylaws or of applicable law and, to the best of our knowledge, do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which Borrower is a party or by which it is bound.

        (d) The Transaction Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. To our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents in connection with an exemption from state usury laws or in connection with any other matter.

        (e) The Series D Preferred Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

        (f) The shares of Common Stock issuable upon conversion of the Series D Preferred Stock into which the Warrant is convertible, have been duly authorized and reserved and for issuance, when so issued in accordance with the terms of Borrower's Restated Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to the following additional qualifications, assumptions, limitations and exceptions:

        (A) The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally.

        (B) Limitations imposed by general equitable principles upon the specific enforceability of any of the provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

        (C) We express no opinion as to the enforceability of any choice of law provision in the documents.

        (D) We express no opinion as to the compliance or noncompliance with applicable antifraud statutes under the rules and regulations of state and federal securities laws concerning the issuance of the Warrant.

        (E) We express no opinion herein concerning any law other than the law of the State of California, the general corporate law of the State of Delaware and the federal laws of the United States of America.

        This opinion is furnished to you solely for your benefit and may not be relied upon by any other person (other than assignees of any of your rights) without our prior written consent, which consent shall not be unreasonably withheld or delayed.

                                        Very truly yours,

         THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF MAY 20, 1999, BY AND BETWEEN COMDISCO, INC., AND MMC/GATX PARTNERSHIP NO. I, AND A SUBORDINATION AGREEMENT DATED AS OF MAY 20, 1999, BY AND BETWEEN SILICON VALLEY BANK AND MMC/GATX PARTNERSHIP NO. I



                             SECURED PROMISSORY NOTE


      $2,500,000                                              May 24, 1999


      FOR VALUE RECEIVED, the undersigned, PACKETEER INC. ("Borrower"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. I, a California general partnership ("Lender") the principal amount of two million five hundred thousand dollars ($2,500,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

      Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is 12.76% per annum based on a year of twelve 30 day months. Accrued interest only on this Note shall be payable on the last Business Day of each calendar month, commencing on June 30, 1999 and continuing through and including April 30, 2000. On May 31, 2000, Borrower shall make a final payment equal to the entire outstanding principal amount of the Loan, plus accrued and unpaid interest.

      Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as follows: GATX Capital Corporation, P.O. Box 71316, Chicago, Illinois 60694, in immediately available funds. The Loan made by Lender to Borrower and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

      This Note is the Note referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of May 20, 1999, between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower in the principal amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

      Borrower may, at its option, prepay the Loan evidenced by this Note in its entirety at a prepayment price equal to the principal amount of the Loan so to be prepaid, plus interest accrued thereon through and including the date of such prepayment, plus the premium set forth in the Loan Agreement. If the maturity of the Loan is accelerated under the Loan Agreement, Borrower shall pay to Lender, in addition to principal, interest and all other amounts due with respect to the Loan, as liquidated damages for loss of Lender's benefit of the bargain and not as a penalty, an amount equal to the premium payable if the Loan were prepaid on the date of such acceleration.

      This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

      Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

      Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

      PACKETEER INC.



      By:_________________________________________

      Name: David Yntema

      Title: Chief Financial Officer and Secretary

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                                 PACKETEER INC.

                        WARRANT TO PURCHASE 45,000 SHARES
                           OF SERIES D PREFERRED STOCK

      THIS CERTIFIES THAT, for value received, MEIER MITCHELL & COMPANY and its assignees are entitled to subscribe for and purchase 45,000 shares of the fully paid and nonassessable Series D Preferred Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of PACKETEER INC., a Delaware corporation (the "Company"), at the price of $6.25 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Series Preferred" shall mean the Company's presently authorized Series D Preferred Stock, and any stock into or for which such Series D Preferred Stock may hereafter be converted or exchanged, and after the automatic conversion of the Series D Preferred Stock to Common Stock shall mean the Company's Common Stock, (b) the term "Date of Grant" shall mean May 20, 1999, and (c) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.


      1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the later of (i) ten (10) years after the Date of Grant or (ii) five (5) years after the closing of the Company's initial public offering of its Common Stock ("IPO") effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act").


      2. Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire

Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the "net issuance" right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided, however, at such time as the Company is subject to the reporting requirments of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.


      3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.


      4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:


               (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Series Preferred then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the valuation of the Series Preferred at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.


               (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.


               (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

               (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.


               (e) Antidilution Rights. The other antidilution rights applicable to the Shares of Series Preferred purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which is attached hereto as Exhibit B (the "Charter"). Such antidilution rights shall not be restated, amended, modified or waived in any manner that is adverse to the holder hereof without such holder's prior written consent. The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.


      5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.


      6. Fractional Shares. No fractional shares of Series Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.


      7. Compliance with Act; Disposition of Warrant or Shares of Series Preferred.


               (a) Compliance with Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Series Preferred issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:



"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO,
(ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."



      Said legend shall be removed by the Company, upon the request of a holder, which shall be accompanied by an opinion of counsel, if requested by the Company, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:


                      (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.


                      (2) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.


                      (3) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

                      (4) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.


               (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Series Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series Preferred thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.


               (c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

      8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

      9. [Reserved]

      10. Additional Rights.

      10.1 Acquisition Transactions. The Company shall provide the holder of this Warrant with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

      10.2 Right to Convert Warrant into Stock: Net Issuance.

               (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as is determined according to the following formula:

      X =  B-A
           ---
            Y

      Where:   X  =     the number of shares of Series Preferred (or Common
                        Stock if the Series Preferred has been automatically converted to Common Stock) that shall be issued to holder

               Y  =     the fair market value of one share of Series Preferred
                        (or Common Stock if the Series Preferred has been automatically converted to Common Stock)

               A  =     the aggregate Warrant Price of the specified number of
                        Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant
                        Price)

               B  =     the aggregate fair market value of the specified
                        number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

      No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

               (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

               (c) Determination of Fair Market Value. For purposes of this
Section 10.2, "fair market value" of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

                      (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                      (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

               (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;

               (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and

               (C) If there is no public market for the Common Stock, then fair market value shall be determined by by the Board of Directors of the Company.

      10.3 Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

      11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

               (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

               (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

               (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Series Preferred and the holders thereof are as set forth in the Charter, and on the Date of Grant, each share of the Series Preferred represented by this Warrant is convertible into one share of Common Stock;

               (d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable;

               (e) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby; and

               (f) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

               (g) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 25,000,000 shares.

      12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

      14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

      15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

      17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

      18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

      19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

      20. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

      21. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

      22. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      23. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

      The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.



                                       PACKETEER INC.




                                       By:______________________________________
                                       Name:  David Yntema
                                       Title: Chief Financial Officer and
                                              Secretary

                                       Address: 10495 North De Anza Boulevard
                                                Cupertino, California 95014

                                   EXHIBIT A-1


                               NOTICE OF EXERCISE


To:   PACKETEER INC. (the "Company")


      1.    The undersigned hereby:

            [ ] elects to purchase________ shares of Series D Preferred Stock [Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

            [ ]   elects to exercise its net issuance rights pursuant to Section
                  10.2 of the attached Warrant with respect to________Shares of Series D Preferred Stock [Common Stock].

      2. Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:


                        ________________________________
                                     (Name)



                        ________________________________
                                    (Address)

      3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.



                                   ____________________________________________
                                   (Signature)


_____________
   (Date)

                                   EXHIBIT A-2

                               NOTICE OF EXERCISE


To:   PACKETEER INC. (the "Company")

      1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S___, filed________, 19__, the undersigned hereby:

      [ ] elects to purchase________shares of Series D Preferred Stock [Common Stock] of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

      [ ]   elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________Shares of Series D Preferred Stock [Common Stock].

      2. Please deliver to the custodian for the selling shareholders a stock certificate representing such________shares.

      3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $________or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.




                                          ______________________________________
                                          (Signature)


___________________
      (Date)

                                    EXHIBIT B

                                     CHARTER

                             SUBORDINATION AGREEMENT


      This Subordination Agreement is made as of this 20th day of May, 1999, by and between Comdisco, Inc. ("Senior Creditor"), a Delaware corporation having its principal place of business at 6111 North River Road, Rosemont, IL 60018, and MMC/GATX Partnership No. I, a California general partnership, having its principal place of business at Four Embarcadero Center, Suite 2200, San Francisco, California 94111 ("Creditor").

                                    RECITALS

      A. Packeteer, Inc. ("Borrower") has requested and/or obtained certain loans or other credit accommodations from Senior Creditor to Borrower which are or may be from time to time secured by assets and property of Borrower.

      B. Creditor has extended a loan in the aggregate original principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) as evidenced by a Secured Promissory Note (as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, the "Subordinated Note") made by Borrower in favor of Creditor. The Borrower's obligations to Creditor evidenced by the Subordinated Note are secured by the personal property collateral granted by the Borrower to Creditor pursuant to a Loan and Security Agreement dated as of May 20, 1999 (as the same may from time to time be amended, modified, supplemented or restated, the "Subordinated Security Agreement").

      C. In order to induce Senior Creditor to extend credit to Borrower and, at any time or from time to time, at Senior Creditor's option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Senior Creditor may deem advisable, Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Creditor, whether presently existing or arising in the future under or relating to the Subordinated Security Agreement and Subordinated Note (collectively, the "Subordinated Debt") to Borrower's indebtedness and obligations to Senior Creditor up to $2,500,000.00 plus the cost of collecting such obligations (including attorneys' fees), including, without limitations, all interest accruing after the commencement by or against Borrower of an bankruptcy, reorganization or similar proceeding; and (ii) all of Creditor's security interests, if any, to all of Senior Creditor's security interests in the Borrower's property up to $2,500,000.00 plus cost of collecting such obligations (including attorneys' fees), including, without limitations, all interest accruing after the commencement by or against Borrower of an bankruptcy, reorganization or similar proceeding. Notwithstanding anything to the contrary contained in this definition of "Subordinated Debt", there shall be expressly excluded from such definition (1) the warrant executed by Borrower in favor of the Creditor pursuant to which Borrower granted Creditor the right to purchase shares of its Preferred Stock ("Warrant Agreement"); and (2) all amounts due or to become due relating to the Warrant Agreement, including, without limitation, all interest and all fees, expenses and costs (including attorneys' fees), including costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code) (collectively, the "Excluded Agreements").

      D. Senior Creditor is a party to a Subordination Agreement, dated as of January 21, 1999, entered into with Silicon Valley Bank (the "Comdisco/SVB Subordination Agreement") pursuant to which Senior Creditor has subordinated to Silicon Valley Bank its liens and rights under its subordinated note and its subordinated loan and security agreement with Borrower to the liens and rights of Silicon Valley Bank (the "SVB Debt"). Creditor is a party to a Subordination Agreement, dated as of May 20, 1999, entered into with Silicon Valley Bank (the "MMC/SVB Subordination Agreement") pursuant to which Creditor has subordinated to Silicon Valley Bank its liens and rights under the Subordinated Debt to the SVB Debt.


      NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

      1. Creditor subordinates to Senior Creditor any security interest or lien, subject to the limit set forth herein, that Creditor may have in any property of Borrower, other than with respect to the Excluded Agreements. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Senior Creditor, the security interest of Senior Creditor in the Collateral, as defined in the Loan and Security Agreement, dated as of [January 21, 1999], between Borrower and Senior Creditor (the "Loan Agreement"), shall at all times be prior to the security interest of Creditor.

      2. On the terms and conditions set forth below, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Senior Creditor now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Senior Debt") provided, that Senior Debt shall not include obligations pursuant to agreements other than the Subordinated Loan and Security Agreement dated January 21, 1999 between Borrower and the Senior Creditor incurred after default or workout acceleration of debt or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

      Nothing herein shall be deemed to subordinate, waive or restrict the payment or performance of the obligations arising under the Excluded Agreements or subordinate the priority of any lien or interest in property securing or evidenced by the Excluded Agreements, provided, however, such exclusion shall be limited to the property securing such Excluded Agreements.

      3. Subject to and except as set forth in Section 4 below, Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding.

      4. (a) Notwithstanding anything to the contrary contained in Sections 2 and 3 above, but expressly subject to (b) below, Borrower shall be permitted to make, and Creditor shall be permitted to accept or receive the following permitted payments ("Permitted Payments"): (i) scheduled repayments of principal when due under the Subordinated Note and Subordinated Security Agreement, (ii) scheduled payments of accrued interest when due under the Subordinated Note and Subordinated Security Agreement, (iii) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Note and the Subordinated Security Agreement, (iv) cancellation of Subordinated Debt in consideration of the exercise price for stock purchased by Creditor under the Warrant Agreement, and (v) other payments consented to in writing by the Senior Creditor.

            (b) Notwithstanding anything to the contrary contained in this
Section 4 or elsewhere in this Agreement, if the Senior Creditor delivers to Creditor written notice (a "Blockage Notice") which states that either:

                  (i) a specific default by Borrower involving the payment of the Senior Debt (a "Payment Default") has occurred under the Loan Agreement and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, or

                  (ii) a specific default by Borrower not involving the payment of Senior Debt (a "Non-Payment Default") has occurred under the Loan Agreement and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, such notice to include all such defaults in existence at the time, and

                  (iii) Senior Creditor has received a blockage notice from Silicon Valley Bank ("SVB") under the terms of a subordination agreement dated January 21, 1999 between Senior Creditor and SVB.

then from and after the date of delivery of any such Blockage Notice, (i) Creditor shall not accept or receive any payment of any kind of or on account of the Subordinated Debt (including any Permitted Payment), unless and until the earlier of (A) the time such Payment Default or Non-Payment Default shall have been cured by Borrower or waived in writing by Senior Creditor, or (B) the expiration of the Blockage Period (as defined below) for such Blockage Notice, and (ii) Creditor shall disgorge any Permitted Payments received, for a period not to exceed two (2) months during the time commencing upon the occurrence of a Payment Default or Non-Payment Default until the date of receipt by Creditor of such Blockage Notice, provided, that while the SVB Debt is outstanding or Creditor remains bound by the terms of the MMC/SVB Subordination Agreement, such disgorgement shall be made to SVB pursuant to the terms of the MMC/SVB Subordination Agreement.

      As used herein, "Blockage Period" means a period of time beginning on the date a Blockage Notice is delivered to Creditor and termination on the earlier to occur of:

            (1) 180 days following such date; provided that if, prior to the expiration of such 180-day period, Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or the collateral for the Senior Debt, or a case or proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions under the payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt; or

            (2) Senior Creditor's written consent to such termination.

      With respect to Non-Payment Defaults, in no event shall the Blockage Period during any period of 365 consecutive days exceed 180 days in the aggregate, whether pursuant to one (1) Blockage Notice or multiple Blockage Notices; provided, however, the foregoing limitation shall not apply in the event that prior to the expiration of such 180 day period Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or a case of proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt. After the satisfaction of the applicable conditions specified in (1) or (2) above, Creditor shall be entitled to receive all Permitted Payments until Creditor's receipt of a subsequent Blockage Notice from Senior Creditor.

      5. Creditor shall promptly deliver to Senior Creditor in the form received (except for endorsement or assignment by Creditor where required by Senior Creditor) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement provided, that while the SVB Debt is outstanding or Creditor remains bound by the terms of the MMC/SVB Subordination Agreement, such delivery shall be made to SVB pursuant to the terms of the MMC/SVB Subordination Agreement.

      6. In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Senior Creditor's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

      7. For so long as any of the Senior Debt remains unpaid, Creditor irrevocably appoints Senior Creditor as Creditor's attorney-in-fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of Creditor or in the name of Senior Creditor, for the use and benefit of Senior Creditor, without notice to Creditor, in any bankruptcy, insolvency or similar proceeding involving Borrower to (i) file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if (a) Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding, and (b) if Senior Creditor elects, in its sole discretion, to file such claim or claims and (ii) accept or reject any plan or reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor's claims in respect of any Subordinated Debt in any manner that Senior Creditor deems appropriate for the enforcement of its rights hereunder if Creditor does not accept, reject or otherwise vote its claims within fifteen (15) days of receipt of written notice from Senior Creditor of its intent to do so on behalf of Creditor, provided, that while the SVB Debt is outstanding or Creditor remains bound by the terms of the MMC/SVB Subordination Agreement, the rights granted to Senior Creditor may only be exercised with the prior written consent of SVB.

      8. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

      9. This Agreement shall remain effective for so long as Borrower owes any amounts to Senior Creditor under the Loan Agreement or otherwise in an amount not to exceed the Senior Debt. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder, provided, that while the SVB Debt is outstanding or Creditor remains bound by the terms of the MMC/SVB Subordination Agreement, such payments shall be paid over to SVB pursuant to the terms of the MMC/SVB Subordination Agreement. At any time and from time to time, without notice to Creditor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount in an amount not to exceed $2,500,000.00, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

      10. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Senior Creditor. This Agreement is solely for the benefit of Creditor and Senior Creditor and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Senior Creditor makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

      11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement shall become effective only when it shall have been executed by Creditor and Senior Creditor (provided, however, in no event shall this Agreement become effective until signed by an officer of Senior Creditor in California).

      12. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles. Creditor and Senior Creditor submit to the exclusive jurisdiction of the state and federal courts located in San Francisco County, California. CREDITOR AND SENIOR CREDITOR WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

      13. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Senior Creditor.

      14. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

"SENIOR CREDITOR"                         "CREDITOR"

COMDISCO, INC.                            MMC/GATX PARTNERSHIP NO. I,

                                          BY:   GATX CAPITAL CORPORATION,
                                                ITS GENERAL PARTNER

By:     ______________________________    By:    ______________________________

Title:  ______________________________    Title: ______________________________

THE UNDERSIGNED APPROVES OF THE TERMS OF THIS AGREEMENT.

"BORROWER"

PACKETEER, INC.

By:     ______________________________

Title:  ______________________________

                             SUBORDINATION AGREEMENT


      This Subordination Agreement is made as of this 20th day of May, 1999, by and between Silicon Valley Bank ("Senior Creditor") having its principal place of business at 3003 Tasman, Santa Clara, California 95054, and MMC/GATX Partnership No. I, a California general partnership, having its principal place of business at Four Embarcadero Center, Suite 2200, San Francisco, California 94111 ("Creditor").

                                    RECITALS

      A. Packeteer, Inc. ("Borrower") has requested and/or obtained certain loans or other credit accommodations from Senior Creditor to Borrower which are or may be from time to time secured by assets and property of Borrower.

      B. Creditor has extended a loan in the aggregate original principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) as evidenced by a Secured Promissory Notes (as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, the "Subordinated Note") made by Borrower in favor of Creditor. The Borrower's obligations to Creditor evidenced by the Subordinated Note are secured by the personal property collateral granted by the Borrower to Creditor pursuant to a Loan and Security Agreement dated as of May 20, 1999 (as the same may from time to time be amended, modified, supplemented or restated, the "Subordinated Security Agreement").

      C. In order to induce Senior Creditor to extend credit to Borrower and, at any time or from time to time, at Senior Creditor's option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Senior Creditor may deem advisable, Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Creditor, whether presently existing or arising in the future under or relating to the Subordinated Security Agreement and Subordinated Note (collectively, the "Subordinated Debt") to Borrower's indebtedness and obligations to Senior Creditor up to $3,000,000.00 plus cost of collecting such obligations (including attorneys' fees), including, without limitations, all interest accruing after the commencement by or against Borrower of an bankruptcy, reorganization or similar proceeding; and (ii) all of Creditor's security interests, if any, to all of Senior Creditor's security interests in the Borrower's property up to $3,000,000.00 plus cost of collecting such obligations (including attorneys' fees), including, without limitations, all interest accruing after the commencement by or against Borrower of an bankruptcy, reorganization or similar proceeding. Notwithstanding anything to the contrary contained in this definition of "Subordinated Debt", there shall be expressly excluded from such definition (1) Warrant Agreement(s) between Borrower and the Creditor pursuant to which Borrower granted Creditor the right to purchase shares of its Preferred Stock ("Warrant Agreement"); and (2) all amounts due or to become due relating to the Warrant Agreement(s), including, without limitation, all interest and all fees, expenses and costs (including attorneys' fees), including costs of enforcement, amounts reimbursable and other liabilities (including interest, fees, professional fees and costs which would become due but for the operation of the Bankruptcy Code) (collectively, the "Excluded Agreements").

      NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

      1. Creditor subordinates to Senior Creditor any security interest or lien, subject to the limit set forth herein, that Creditor may have in any property of Borrower, other than with respect to the Excluded Agreements. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Senior Creditor, the security interest of Senior Creditor in the Collateral, as defined in the Loan and Security Agreement, dated as of January 15, 1999, between Borrower and Senior Creditor (the "Loan Agreement"), shall at all times be prior to the security interest of Creditor.

      2. On the terms and conditions set forth below, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Senior Creditor now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement not to exceed Three Million Dollars ($3,000,000.00) (the "Senior Debt") provided, that Senior Debt shall not include obligations pursuant to agreements other than the Loan Agreement incurred after acceleration of debt or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

      Nothing herein shall be deemed to subordinate, waive or restrict the payment or performance of the obligations arising under the Excluded Agreements or subordinate the priority of any lien or interest in property securing or evidenced by the Excluded Agreements, provided, however, such exclusion shall be limited to the property securing such Excluded Agreements.

      3. Subject to and except as set forth in Section 4 below, Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding.

      4. (a) Notwithstanding anything to the contrary contained in Sections 2 and 3 above, but expressly subject to (b) below, Borrower shall be permitted to make, and Creditor shall be permitted to accept or receive the following permitted payments ("Permitted Payments"): (i) scheduled repayments of principal when due under the Subordinated Note and Subordinated Security Agreement, (ii) scheduled payments of accrued interest when due under the Subordinated Note and Subordinated Security Agreement, (iii) payments of reimbursable expenses, costs and professional fees and expenses as and when due under the Subordinated Note and the Subordinated Security Agreement, (iv) cancellation of Subordinated Debt in consideration of the exercise price for stock purchased by Creditor under the Warrant Agreement, and (v) other payments consented to in writing by the Senior Creditor.

            (b) Notwithstanding anything to the contrary contained in this
Section 4 or elsewhere in this Agreement, if the Senior Creditor delivers to Creditor written notice (a "Blockage Notice") which states that either:

                  (i) a specific default by Borrower involving the payment of the Senior Debt (a "Payment Default") has occurred under the Loan Agreement and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, or

                  (ii) a specific default by Borrower not involving the payment of Senior Debt (a "Non-Payment Default") has occurred under the Loan Agreement and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, such notice to include all such defaults in existence at the time.

then from and after the date of delivery of any such Blockage Notice, (i) Creditor shall not accept or receive any payment of any kind of or on account of the Subordinated Debt (including any Permitted Payment), unless and until the earlier of (A) the time such Payment Default or Non-Payment Default shall have been cured by Borrower or waived in writing by Senior Creditor, or (B) the expiration of the Blockage Period (as defined below) for such Blockage Notice, and (ii) Creditor shall disgorge any Permitted Payments received, for a period not to exceed two (2) months during the time commencing upon the occurrence of a Payment Default or Non-Payment Default until the date of receipt by Creditor of such Blockage Notice.

      As used herein, "Blockage Period" means a period of time beginning on the date a Blockage Notice is delivered to Creditor and termination on the earlier to occur of:

            (1) 180 days following such date; provided that if, prior to the expiration of such 180-day period, Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or the collateral for the Senior Debt, or a case or proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions under the payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt; or

            (2) Senior Creditor's written consent to such termination.

      With respect to Non-Payment Defaults, in no event shall the Blockage Period during any period of 365 consecutive days exceed 180 days in the aggregate, whether pursuant to one (1) Blockage Notice or multiple Blockage Notices; provided, however, the foregoing limitation shall not apply in the event that prior to the expiration of such 180 day period Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or a case of proceeding by or against Borrower is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash or other property or securities in the full amount of the allowed claim of the Senior Debt. After the satisfaction of the applicable conditions specified in (1) or (2) above, Creditor shall be entitled to receive all Permitted Payments until Creditor's receipt of a subsequent Blockage Notice from Senior Creditor.

      5. Creditor shall promptly deliver to Senior Creditor in the form received (except for endorsement or assignment by Creditor where required by Senior Creditor) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

      6. In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Senior Creditor's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

      7. For so long as any of the Senior Debt remains unpaid, Creditor irrevocably appoints Senior Creditor as Creditor's attorney-in-fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of Creditor or in the name of Senior Creditor, for the use and benefit of Senior Creditor, without notice to Creditor, in any bankruptcy, insolvency or similar proceeding involving Borrower to (i) file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if (a) Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding, and (b) if Senior Creditor elects, in its sole discretion, to file such claim or claims and (ii) accept or reject any plan or reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor's claims in respect of any Subordinated Debt in any manner that Senior Creditor deems appropriate for the enforcement of its rights hereunder if Creditor does not accept, reject or otherwise vote its claims within fifteen
(15) days of receipt of written notice from Senior Creditor of its intent to do so on behalf of Creditor.

      8. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

      9. This Agreement shall remain effective for so long as Borrower owes any amounts to Senior Creditor under the Loan Agreement or otherwise in an amount not to exceed the Senior Debt. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement



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
and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount in an amount not to exceed $3,000,000.00, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

      10. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Senior Creditor. This Agreement is solely for the benefit of Creditor and Senior Creditor and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Senior Creditor makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

      11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement shall become effective only when it shall have been executed by Creditor and Senior Creditor (provided, however, in no event shall this Agreement become effective until signed by an officer of Senior Creditor in California).

      12. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles. Creditor and Senior Creditor submit to the exclusive jurisdiction of the state and federal courts located in San Francisco County, California. CREDITOR AND SENIOR CREDITOR WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

      13. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Senior Creditor.

      14. All parties acknowledge that Creditor is subordinated in right of payment first to Senior Creditor and second to Comdisco, Inc.

      15. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

"SENIOR CREDITOR"                         "CREDITOR"

SILICON VALLEY BANK                       MMC/GATX PARTNERSHIP NO. I,

                                          BY:   GATX CAPITAL CORPORATION,
                                                ITS GENERAL PARTNER

By:______________________________         By: __________________________________

Title: __________________________         Title:________________________________


THE UNDERSIGNED APPROVES OF THE TERMS OF THIS AGREEMENT.

"BORROWER"

PACKETEER, INC.

By:    ______________________________

Title: ______________________________



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